UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
 May 24, 2018

PLANTRONICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
As previously disclosed, on March 28, 2018, Plantronics, Inc. (the “Company”) entered into a Stock Purchase Agreement with Triangle Private Holdings II, LLC (“Triangle”) and Polycom, Inc. (“Polycom”) pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Company will purchase from Triangle all of the issued and outstanding shares of capital stock of Polycom (the “Transaction”).
The Company intends to fund the Transaction in part by obtaining $1.375 billion in new, fully committed debt financing consisting of a secured term loan facility and a secured revolving credit facility (the “Debt Financing”). In connection with the Debt Financing, the Company intends to provide potential lenders with certain unaudited quarterly financial information for the years ended December 31, 2016 and 2017, relating to Polycom that has not previously been disclosed (the “Polycom Financial Information”). The Polycom Financial Information provided is presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and on a non-GAAP basis subject to normal year-end adjustments. A copy of the Polycom Financial Information is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Final consolidated financial statements for the quarter ended March 31, 2018 are not yet available. When they are finalized, the Company intends to provide potential lenders with financial information for that period and furnish that information on a Current Report on Form 8-K.
The annual consolidated financial statements for Polycom as of December 31, 2016, December 31, 2017 and for the periods then ended have been audited by Polycom’s independent accounting firm. Polycom was taken private in September 2016. As a result, Polycom’s quarterly periods during those years have not been audited or reviewed by its or any other auditor. Polycom’s consolidated financial statements have not been separately audited or reviewed by Plantronics or Plantronics’ independent accounting firm. The Polycom Financial Information does not contain complete financial statements or related notes prepared in accordance with GAAP, and therefore, the Polycom Financial Information omits information that is likely to be material. In addition, the Polycom Financial Information contains certain non-GAAP information requested by the lenders, which is supplemental to the GAAP financial information presented and excludes certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. The Company believes that the use of non-GAAP financial measures provides meaningful supplemental information to potential lenders regarding performance and liquidity, and potential lenders benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting and analyzing future periods. However, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, the most directly comparable GAAP measure.
Polycom has advised the Company that its consolidated financial statements and related notes for the years ended December 31, 2016 and 2017, from which the Polycom Financial Information are derived, have been prepared in accordance with GAAP. However, Polycom is currently a privately held company, and GAAP as applied to private companies differs from GAAP as applied to public companies.
Polycom’s historical financial results for any prior period are not necessarily indicative of results to be expected for any future period. Further, if the Company completes its proposed acquisition of Polycom, then the Company will apply purchase accounting to the transaction, which will further adversely impact the comparability of Polycom’s historical financial results to those for future periods.
Within approximately 75 days of completion of the proposed acquisition of Polycom, the Company will be required to file a Current Report on Form 8-K containing certain consolidated financial statements for Polycom, along with pro forma financial information of the Company that gives effect to the acquisition of Polycom, which consolidated financial statements and pro forma financial information will be required to be prepared in accordance with the rules of the Securities and Exchange Commission (“SEC”) and Article 3-05 of Regulation S-X and will be required to be prepared based on GAAP as applied to public companies. As a result, the financial information for Polycom included in such Current Report on Form 8-K filed after the closing of the proposed acquisition of Polycom is expected to differ in important ways from the financial information of Polycom disclosed prior to the closing of the acquisition.

Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Selected Quarterly Financial Information of Polycom, Inc. for the fiscal years ended December 31, 2016 and 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2018	PLANTRONICS, INC.

		By:	/s/ Pam.Strayer
		Name:	Pam Strayer
		Title:	Senior Vice President & Chief Financial Officer